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                                                                    EXHIBIT 3.31

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 12:24 PM 12/16/2005
                                                     FILED 12:01 PM 12/16/2005
                                                   SRV 051029978 - 4078676 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                            NOVELIS FINANCES USA LLC

     This Certificate of Formation of Novelis Finances USA LLC (the "LLC"), dated as of December 16,2005, has been duly executed and is being filed by Charles R. Aley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C Section 18-101,et seq.).

     FIRST. The name of the limited liability company formed hereby is Novelis Finances USA LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o. The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered office of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Charles R. Aley
                                        ----------------------------------------
                                        Name: Charles R. Aley
                                              Authorized Person